Exhibit 23(c)(ii) under Form N-1A
                                             Exhibit 4 under Item 601/Reg. S-K

                             HUNTINGTON VA FUNDS

                          CERTIFICATE OF DESIGNATION
                                      of
                               SERIES OF SHARES


Certificate of Designation

     The undersigned  certifies that, pursuant to authority conferred by Section
5.11 of the Declaration of Trust, the Trustees of the Trust have authorized the creation of separate series ("Series") of Shares of beneficial interest of the Trust, as follows:

      (1) The shares of beneficial interest of the Trust have been divided into one or more separate series designated as follows:

            Huntington VA Dividend Capture Fund
            Huntington VA Growth Fund
            Huntington VA Income Equity Fund
            Huntington VA Mid Corp America Fund
            Huntington VA New Economy Fund
            Huntington VA Rotating Markets Fund
            Huntington VA Macro 100 Fund
            Huntington VA International Equity Fund
            Huntington VA Mortgage Securities Fund
            Huntington VA Situs Small Cap Fund

Based upon action taken by the Trustees at a board meeting on February 11, 2004, Huntington VA Macro 100 Fund, Huntington VA International Equity Fund, Huntington VA Mortgage Securities Fund and Huntington VA Situs Small Cap Fund were designated and are scheduled to become effective on April 30, 2004.

      IN WITNESS WHEREOF, the Secretary has executed this Certificate of
Designation as of                   , 2004.




                                    Victor R. Siclari
                                    Secretary